EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-158089, 333-158091, 333-158095, 333-150431, 333-119198, 333-131876, 333-121004, 333-122433, 333-109511, 333-122693, 333-141877 and 333-147992) and in the Registration Statement on Form S-8 (No. 333-113889) of our report  dated March 25, 2009, relating to the consolidated financial statements of Apollo Gold Corporation (the “Company”) (which report expresses an unqualified opinion on the financial statements and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences referring to changes in accounting principles and substantial doubt on the Company’s ability to continue as a going concern), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, Canada
March 25, 2009